Execution Copy

THIRD AMENDMENT TO

AMENDED AND RESTATED ADMINSTRATIVE SERVICES AGREEMENT

This Third Amendment to Amended and Restated Administrative Services Agreement (the “Amendment”) is made as of February 3, 2012, by and among AMERICAN BEACON FUNDS, a Massachusetts business trust (the “Trust”), AMERICAN BEACON ADVISORS, INC., a Delaware corporation (“ABA”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”).

WHEREAS, the Trust, American Beacon Master Trust, a Massachusetts business Trust, ABA, and State Street entered into an Amended and Restated Administrative Services Agreement dated as of March 1, 2005 (as amended, supplemented, restated or otherwise modified, the “Agreement”);

WHEREAS, the Agreement was terminated with respect to American Beacon Master Trust as of December 7, 2010; and

WHEREAS, the parties desire to amend certain provisions of the Agreement, as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.	Amendment to Agreement.

Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with Schedules A and B attached hereto.

2.	Miscellaneous.

(a) Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

(b) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AMERICAN BEACON FUNDS
on behalf of its series listed on Schedule B

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

By:	/s/ Melinda Heika
Melinda Heika
Treasurer

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Rosemary Behan
Rosemary Behan
Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Michael F. Rogers
Executive Vice President

2

SCHEDULE A

TO THE

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

Updated: February 3, 2012

Statement of Intent/Operating Procedures

State Street Bank and Trust Company (“State Street”) shall fulfill its duties set forth in the Amended and Restated Administrative Services Agreement dated March 1, 2005 (as amended, supplemented, restated or otherwise modified, the “Agreement”) by and among American Beacon Funds (the “Trust”), American Beacon Advisors, Inc. (“ABA”), and State Street in accordance with the following:

I.	Scope of the Engagement.

The Trust is seeking to equitize the cash balances of certain of its mutual fund portfolios (each, a “Fund”). ABA, as authorized by the Trust, will manage the underlying cash balances and has directed State Street under the terms of the Agreement to purchase or sell futures or forwards contracts to maintain appropriate equity and currency exposure as directed by ABA under the Agreement. ABA hereby directs State Street to equitize ninety percent (90%) of the entire cash balance of each Fund in order to maintain exposure for each Fund’s liquid assets on a daily basis, and to purchase for each Fund, as needed, foreign exchange forwards contracts for the purpose of minimizing currency exposure, until otherwise directed in writing by ABA for each Fund. In determining the entire cash balance of a Fund, State Street is hereby instructed by ABA to exclude the dollar value of pending securities buys and include the dollar value of pending securities sells for such Fund.

For the Funds to be equitized, the equitized amounts, the futures contracts used, the list of approved futures commission merchants, and the benchmark for the use of forwards for currency exposure are listed below. ABA may in its judgment direct State Street to implement the equitization using futures or forwards contracts other than those listed below by providing written instruction to State Street.

II.	Implementation.

For a new Account of a Fund, ABA will direct State Street to equitize any initial portfolio cash balances, and, on an ongoing basis, State Street will buy and/or sell the appropriate number of approved contracts to reflect changes in the underlying cash balances using the procedures listed in Section III of this Schedule A. Such procedures may be modified by the mutual written consent of ABA and State Street. With respect to the International Equity Fund, a portfolio of the Trust, ABA hereby instructs that contracts to be purchased from the list set forth in Section VI of this Schedule A be purchased substantially in proportion to the capitalization weights of the ten countries as they comprise the Morgan Stanley Capital International Europe, Asia and Far East Index plus Canada, excluding U.S. (the “EAFE Index”).

III.	Daily Operating Procedures

Morning	State Street’s Mutual Fund Custody Group (MFG) determines level of Liquid Assets and transmits information to State Street’s SSgA Operations (“SSgA”).

Noon	MFG transfers appropriate excess cash per standing instructions by the Trust on behalf of its Fund into a cash sweep investment vehicle selected by ABA pursuant to a Proper Instruction, which may be a standing instruction, provided to State Street. MFG faxes liquidity position activity spreadsheet to SSgA and ABA.

12:00pm	MFG calls SSgA if spreadsheet will be delayed.

12:00-1:00pm	SSgA performs the following operational procedures on the document prepared by MFG:

• Values on spreadsheet are validated;

• Consistency checks are conducted;

• Amounts are confirmed with ABA if special notice re-balancing is requested.

1:00pm	SSgA forwards activity spreadsheet to SSgA’s futures manager (“Futures Manager”).

1:00-1:30pm	In accordance with the Agreement, the Trust’s standing instructions, and any subsequent ABA instruction, Futures Manager loads cash balance data into trading system which calculates the number of futures and/or forwards contracts to be purchased or sold. Futures volume is determined by asset pool. Forwards volume is determined by currency exposure in each applicable country.

1:30pm	Futures Manager sends trades to one or more FCMs as specified in Section V below. In addition, the Futures Manager sends any forward trades to the SSgA currency trading desk.

4:45pm	Futures Manager electronically receives trade confirmation data from FCMs. Prices are confirmed. Trade information is sent to MFG to process.

8:00am(next day)	SSgA sends daily calculations of variation margin to MFG which confirms these calculations with the statements received from the FCMs. International futures and forward trades are confirmed by SSgA.

IV.	Eligible Funds

Trust	Fund
AMERICAN BEACON FUNDS	Balanced Fund
Bridgeway Large Cap Value Fund (as of 02/03/2012)
Emerging Markets Fund
Holland Large Cap Growth Fund (as of 03/23/2012)
International Equity Fund
Large Cap Growth Fund
Large Cap Value Fund
Mid-Cap Value Fund
Small Cap Value Fund
Small Cap Value II Fund
Stephens Mid-Cap Growth Fund (as of 02/24/2012)
Stephens Small Cap Growth Fund (as of 02/24/2012)
Zebra Large Cap Equity Fund
Zebra Small Cap Equity Fund

V.	List of Approved Futures Contracts – American Beacon Funds

Portfolio	Futures Contract Used	FCM
Balanced	S&P 500	See Section VII
Large Cap Value	S&P 500
International Equity	Approved List of CFTC Futures Contracts – See Section VI
Mid-Cap Value	S&P 400
Small Cap Value	Russell 2000
Emerging Markets	E-Mini MSCI Emerging Markets Index Futures
Zebra Large Cap Equity	S&P 500
Zebra Small Cap Equity	Russell 2000
Large Cap Growth	S&P 500
Small Cap Value II Fund	Russell 2000
Bridgeway Large Cap Value	S&P 500
Holland Large Cap Growth	S&P 500
Stephens Mid-Cap Growth	S&P 400
Stephens Small Cap Growth	Russell 2000

VI.	List of Approved Futures Contracts – American Beacon Funds/International Equity Fund

Country	Contract Name
U.K. Germany France Sweden Italy Spain Japan Hong Kong Australia Canada	FTSE DAX CAC 40 OMX MIB 30 IBEX 35 TOPIX Hang Seng All Ords TSE 35

VII.	List of Approved Futures Commission Merchants

A. Goldman, Sachs & Co.

B. J.P. Morgan Futures Inc.

C. Merrill Lynch, Pierce, Fenner & Smith Incorporated

ACCEPTED AND APPROVED BY:

AMERICAN BEACON FUNDS
On behalf of its series on Schedule B,

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

By:	/s/ Melinda Heika
Melinda Heika
Treasurer

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Rosemary Behan
Rosemary Behan
Secretary

ACCEPTED AND APPROVED BY:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Tricia Cormier
Name: Tricia Cormier
Title: Vice President

DATED: February 3, 2012

SCHEDULE B

TO THE

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

Updated: February 3, 2012

AMERICAN BEACON FUNDS	Balanced Fund
Bridgeway Large Cap Value Fund (as of 02/03/2012)
Emerging Markets Fund
Holland Large Cap Growth Fund (as of 03/23/2012)
International Equity Fund
Large Cap Growth Fund
Large Cap Value Fund
Mid-Cap Value Fund
Small Cap Value Fund
Small Cap Value II Fund
Stephens Mid-Cap Growth Fund (as of 02/24/2012)
Stephens Small Cap Growth Fund (as of 02/24/2012)
Zebra Large Cap Equity Fund
Zebra Small Cap Equity Fund

B-1